Exhibit (b)





                                     BY-LAWS

                                       OF

                       THIRD AVENUE VARIABLE SERIES TRUST








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                                TABLE OF CONTENTS
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                                               ARTICLE I
                                         Shareholder Meetings
1.1  Chairman.......................................................................................1
1.2  Proxies; Voting................................................................................1
1.3  Fixing Record Dates............................................................................1
1.4  Inspectors of Election.........................................................................1
1.5  Records at Shareholder Meetings................................................................2

                                              ARTICLE II
                                               Trustees
2.1  Annual and Regular Meetings....................................................................2
2.2  Chairman; Records..............................................................................3

                                              ARTICLE III
                                               Officers
3.1  Officers of the Trust..........................................................................3
3.2  Election and Tenure............................................................................3
3.3  Removal of Officers............................................................................3
3.4  Bonds and Surety...............................................................................4
3.5  Chairman, President, and other Officers........................................................4
3.6  Secretary......................................................................................4
3.7  Treasurer......................................................................................5
3.8. Assistant Treasurer............................................................................5
3.9  Other Officers and Duties......................................................................5

                                              ARTICLE IV
                                            Miscellaneous

4.1  Signatures.....................................................................................6
4.2  Seal...........................................................................................6

                                               ARTICLE V
                                          Amendment of By-Laws

5.1  Amendment and Repeal of By-Laws................................................................6
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                       THIRD AVENUE VARIABLE SERIES TRUST

                                     BY-LAWS

          These By-Laws are made and adopted pursuant to Section 3.9 of the Agreement and Declaration of Trust establishing Third Avenue Variable Series Trust dated as of June 16, 1999, as from time to time amended (hereinafter called the "Declaration"). All words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Declaration.


                                    ARTICLE I

                              SHAREHOLDER MEETINGS

          1.1 CHAIRMAN. The Chairman, if any, shall act as chairman at all meetings of the Shareholders; in the Chairman's absence, the Trustee or Trustees present at each meeting may elect a temporary chairman for the meeting, who may be one of themselves.

          1.2 PROXIES; VOTING. Shareholders may vote either in person or by duly executed proxy and each full share or fraction thereof represented at the meeting shall have one vote (or such fraction, as the case may be), all as provided in Article VI of the Declaration.

          1.3 FIXING RECORD DATES. For the purpose of determining the Shareholders who are entitled to notice of or to vote or act at any meeting, including any adjournment thereof, or who are entitled to participate in any dividends, or for any other proper purpose, the Trustees may from time to time, without closing the transfer books, fix a record date in the manner provided in
Section 6.3 of the Declaration. If the Trustees do not prior to any meeting of Shareholders so fix a record date or close the transfer books, then the date of mailing notice of the meeting or the date upon which the dividend resolution is adopted, as the case may be, shall be the record date.

          1.4 INSPECTORS OF ELECTION. In advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the Chairman, if any, of any meeting of Shareholders may, and on the request of any Shareholder or Shareholder proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors shall be either one or three. If appointed at the meeting on the request of one or more Shareholders or proxies, a majority of Shares present shall determine whether one or three Inspectors are to be appointed, but failure to allow such


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determination by the Shareholders shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the Chairman, if any, of the meeting, or of any Shareholder or Shareholder proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

          1.5 RECORDS AT SHAREHOLDER MEETINGS. At each meeting of the Shareholders, there shall be made available for inspection at a convenient time and place during normal business hours, if requested by Shareholders, the minutes of the last previous Annual or Special Meeting of Shareholders of the Trust and a list of the Shareholders of the Trust, as of the record date of the meeting or the date of closing of transfer books, as the case may be. Such list of Shareholders shall contain the name and the address of each Shareholder in alphabetical order and the number of Shares owned by such Shareholder. Shareholders shall have such other rights and procedures of inspection of the books and records of the Trust as are granted to shareholders of a Delaware business corporation.


                                   ARTICLE II

                                    TRUSTEES

           2.1 ANNUAL AND REGULAR MEETINGS. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, the President, the Secretary or any two Trustees. Regular meetings of the Trustees may be held without call or notice and shall generally be held quarterly on dates established by the Trustees. Notice of any other meeting shall be mailed not less than 48 hours before the meeting or otherwise actually delivered orally or in writing not less than 24 hours before the meeting, but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of


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objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting.

           2.2 CHAIRMAN; RECORDS. The Chairman, if any, shall be elected by the Trustees from one of their number to serve at the pleasure of the Trustees. Such Chairman, if any, shall act as chairman at all meetings of the Trustees; in absence of a chairman, the Trustees present shall elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Trustees, or by unanimous written consent of the Trustees, shall be recorded by the person appointed by the Board of Trustees as the meeting secretary.


                                   ARTICLE III

                                    Officers

            3.1 OFFICERS OF THE TRUST. The officers of the Trust shall consist of a Chief Executive Officer, a President, a Secretary, a Treasurer, an Assistant Treasurer and such other officers or assistant officers as may be elected or authorized by the Trustees. Any two or more of the offices may be held by the same Person, except that the same person may not be both the Chief Executive Officer and Secretary.

            3.2 ELECTION AND TENURE. At the initial organizational meeting, the Trustees shall elect the Chief Executive Officer, a President, Secretary, Treasurer, Assistant Treasurer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust. Such officers shall serve at the pleasure of the Trustees or until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.

            3.3 REMOVAL OF OFFICERS. Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman, if any, President, or Secretary, and such resignation shall take effect immediately upon receipt by the Chairman, if any, President, or Secretary, or at a later date according to the terms of such notice in writing.


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            3.4 BONDS AND SURETY. Any officer may be required by the Trustees to be bonded for the faithful performance of such officer's duties in such amount and with such sureties as the Trustees may determine.

            3.5 CHAIRMAN, PRESIDENT, AND OTHER OFFICERS. The Chairman, if any, shall, if present, preside at all meetings of the Shareholders and of the Trustees and shall exercise and perform such other powers and duties as may be from time to time assigned to such person by the Trustees. Subject to such supervisory powers, if any, as may be given by the Trustees to the Chairman, if any, the Chief Executive Officer shall be the chief executive officer of the Trust and, subject to the control of the Trustees and any agreements entered into by the Trust with others, shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of a Chief Executive Officer of a corporation. Each officer shall have power in the name and on behalf of the Trust for the benefit of the Trust or any of its Series to execute any and all loans, documents, contracts, agreements, deeds, mortgages, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, each officer shall have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The Chief Executive Officer shall have such further authorities and duties as the Trustees shall from time to time determine. Notwithstanding the foregoing, the President of the Trust shall exercise such general powers of management as are usually vested in the office of a President of a corporation. In the absence or disability of the Chief Executive Officer, the President and after the President, the Vice-Presidents, if any, in order of their rank as fixed by the Trustees or, if more than one and not ranked, the Vice-President designated by the Trustees or such other officer(s) designated by the Trustees, shall perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President.

            3.6 SECRETARY. The Secretary shall maintain the minutes of all meetings of, and record all votes of, Shareholders, Trustees and the Executive Committee, if any. The Secretary shall be custodian of the seal of the Trust, if any, and the Secretary (and any other person so authorized by the Trustees) shall affix the seal, or if permitted, facsimile thereof, to any instrument executed by the Trust which would be sealed by a Delaware business corporation executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Trust. The Secretary shall also perform any other duties commonly incident to such office in a Delaware business


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corporation, and shall have such other authorities and duties as the Trustees shall from time to time determine.

            3.7 TREASURER. Except as otherwise directed by the Trustees, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees and of the President all powers and duties normally incident to the office. The Treasurer may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. The Treasurer shall deposit all funds of the Trust in such depositories as the Trustees shall designate, and deliver all funds and securities of the Trust which may come into his hands to such company as the Trustees shall employ as Custodian in accordance with the Declaration and applicable provisions of law. The Treasurer shall be responsible for such disbursement of the funds of the Trust as may be ordered by the Trustees or the President. The Treasurer shall keep accurate account of the books of the Trust's transactions which shall be the property of the Trust, and which together with all other property of the Trust in the Treasurer's possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Treasurer shall be the principal accounting officer of the Trust and shall also be the principal financial officer of the Trust. The Treasurer shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of any Series of the Trust on behalf of such Series.

            3.8 ASSISTANT TREASURER. Any Assistant Treasurer of the Trust shall perform such duties as the trustees or the Treasurer may from time to time designate, and, in the absence of the Treasurer, the most senior Assistant Treasurer present and able to act may perform all the duties of the Treasurer.

            3.9 OTHER OFFICERS AND DUTIES. The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of the office. Each officer, employee and agent of the Trust shall have such other duties and authority as may be conferred upon such person by the Trustees or delegated to such person by the President.


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                                   ARTICLE IV

                                  Miscellaneous

           4.1 SIGNATURES. All contracts and other instruments shall be executed on behalf of the Trust by its properly authorized officers, agent or agents, as provided in the Declaration or By-laws or as the Trustees may from time to time by resolution provide.

           4.2 SEAL. The Trust is not required to have any seal, and the adoption or use of a seal shall be purely ornamental and be of no legal effect. The seal, if any, of the Trust, or any Series of the Trust, if any, may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Delaware business corporation. The presence or absence of a seal shall have no effect on the validity, enforceability or binding nature of any document or instrument that is otherwise duly authorized, executed and delivered.


                                    ARTICLE V

                              Amendment of By-Laws

          5.1 AMENDMENT AND REPEAL OF BY-LAWS. In accordance with Section 3.9 of the Declaration, only the Trustees shall have the power to amend or repeal the By-Laws or adopt new By-Laws at any time. Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.


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